Exhibit 99.1

Reliance Global Group Announces Share Repurchase
Program of Up to 3 Million Shares

CEO Ezra Beyman personally purchases over $400,000 of Company Stock

LAKEWOOD, N.J., September 23, 2022 --Reliance Global Group, Inc. (Nasdaq: RELI; RELIW) (“Reliance”, “we” or the “Company”), which combines artificial intelligence (AI) and cloud-based technologies with the personalized experience of a traditional insurance agency, today announced that its Board of Directors (the “Board”) authorized a share repurchase program under which the Company may repurchase up to 3.0 million shares of its outstanding common stock, which will become effective three business days after the date the Company issues its quarterly earnings release for the three months ended September 30, 2022 (the “Commencement Date”), which the Company currently anticipates issuing on or about November 14, 2022.

Following the Commencement Date, and for a period of six months thereafter, repurchases may be made through open market transactions (based on prevailing market prices), privately negotiated transactions, block trades, or any combination thereof, in accordance with applicable federal securities laws, including Rule 10b-18 of the Securities Exchange Act of 1934, as amended. The number of shares to be repurchased and the timing of the repurchases, if any, will depend on a number of factors, including, but not limited to, price, trading volume and general market conditions, along with the Company’s working capital requirements and general business conditions. The Board of Directors of the Company will re-evaluate the program from time to time, and may authorize adjustments to its terms. The Company expects to utilize its existing funds to fund repurchases under the repurchase program.

Ezra Beyman, CEO of Reliance Global Group, commented, “We are pleased to announce this share repurchase program, which we expect will help drive value for shareholders by reducing the outstanding shares. We believe the Company is in a stronger position than at any time in our history, but do not believe this is reflected in the share price given the current market conditions. As further illustration of my confidence, I have personally purchased over $400,000 of stock in the open market within the past weeks. We could not be more encouraged by the outlook for the business and look forward to providing further updates on RELI Exchange and other significant initiatives underway.”

About Reliance Global Group, Inc.

Reliance Global Group, Inc. (NASDAQ: RELI, RELIW) is combining advanced technologies with the personalized experience of a traditional insurance agency model. Reliance Global Group’s growth strategy is focused on both organic expansion, including 5minuteinsure.com and RELI Exchange, as well as acquiring well managed, undervalued and cash flow positive insurance agencies. Additional information about the Company is available at https://www.relianceglobalgroup.com/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions and include statements such as driving value for shareholders by reducing the outstanding shares, the Company being in a stronger position than at any time in its history, the Company’s position not being reflected in its share price and providing further updates on RELI Exchange and other significant initiatives underway. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission and elsewhere and risk as and uncertainties related to: the Company’s ability to implement its share repurchase program as planned, the Company’s ability to generate revenue and grow the RELI Exchange, the Company’s ability to maintain its NASDAQ listing and the other factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and its subsequent filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events, except as required by law.

Contact:

Crescendo Communications, LLC

Tel: +1 (212) 671-1020

Email: RELI@crescendo-ir.com